UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________
FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2026
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(650) 285-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01 Regulation FD Disclosure.
On January 27, 2026, D-Wave Quantum Inc. (“D-Wave” or the “Company”) announced:

•That Florida Atlantic University (“FAU”) has signed an agreement with D-Wave to purchase and install an Advantage2TM annealing quantum computer at its Boca Raton campus. The agreement represents a $20 million commitment from FAU, aiming to accelerate and solidify the State of Florida’s position as a leader in quantum computing. The agreement is subject to applicable public entity requirements under Florida laws. The Advantage2 system deployment, expected later in 2026, will serve as the foundation of a new collaboration with D-Wave and FAU to advance quantum computing education, research, and applied innovation in Florida. Under the terms of a separate Memorandum of Understanding, the collaboration could include the creation of a D-Wave Quantum Applications Academy at FAU and support for research, training and workforce development initiatives. In parallel, the State of Florida and the city of Boca Raton are providing job growth and training incentives to expand the talent pool needed to support growing US in-production quantum systems and increased government business. A copy of the press release is attached as Exhibit 99.1.

•Together with Davidson Technologies, Inc. (“Davidson”), a mission-driven technology company supporting U.S. Department of Defense and aerospace customers, and Anduril Industries Inc. (“Anduril”), a defense technology company focused on advanced autonomous systems, a collaboration to develop quantum-classical hybrid applications for complex U.S. air and missile defense planning challenges. In an initial proof-of-concept that used Anduril’s defense simulations, Davidson’s mission-domain modeling and secure-computing expertise, and D-Wave’s quantum computing technology, the companies evaluated complex missile-defense planning scenarios. The effort compared performance of a classical-only approach against D-Wave’s StrideTM hybrid solver running on the Advantage2 system, benchmarking solution quality, scalability, and time-to-solution. Results demonstrated that while classical solvers performed effectively on smaller, less complex scenarios, the time to reach a solution increased significantly as problem size grew. By comparison, as problem complexity scaled, D-Wave’s Stride hybrid solver extended its performance lead over classical-only approaches, delivering at least 10x faster time-to-solution, a 9% to 12% improvement in threat mitigation, and the ability to intercept an additional 45–60 missiles in a 500-missile attack simulation. In addition, D-Wave, Davidson, and Anduril plan to expand the collaboration by exploring other large-scale defense optimization challenges, including contested logistics, scalable and distributed manufacturing, cyber defense, and courses of action generation. A copy of the press release is attached as Exhibit 99.2.

•Advancements in its annealing and gate-model quantum computing technologies, furthering the Company’s unique dual-platform approach. The advancements include the following enhancements to D-Wave’s annealing quantum computing system: (i) Stride hybrid solver support for surrogate modeling, enabling customers to incorporate machine learning models directly into optimization workflows to support a wider range of use cases within domains such as predictive maintenance, surge pricing, advertising campaign optimization, and employee scheduling; (ii) fast-reverse anneal, which allows the annealing quantum computer to move back and forth through the annealing process while maintaining coherence where quantum effects are strongest, allowing researchers to study how quantum states evolve and transition, deepening understanding of complex quantum behavior; and (iii) multicolor annealing, a set of processor controls that enable operations such as controlled excitation and mid-anneal projection, giving researchers an ability to generate dynamical quantum states, probe quantum phenomena at a deeper level, and prototype new algorithms. In addition, D-Wave is accelerating development of its gate-model quantum computing platform. Through the recent acquisition of Quantum Circuits, Inc. as well as its own breakthrough development work, D-Wave is uniquely positioned as the only company with all three core technologies required to deliver scaled, error-corrected superconducting gate-model systems: high fidelity, error detecting dual-rail qubits for efficient error correction with up to an order of magnitude fewer physical qubits per logical qubit, local cryogenic control and multi-chip superconducting packaging for scaling systems with orders of magnitude fewer I/O control lines, as detailed in a new white paper, and robust cryogenic platforms with uptimes of years for commercial grade operations. Together, these capabilities support D-Wave’s plans to bring an initial gate-

model quantum computing system to market in 2026, reinforcing the Company’s dual-platform strategy and long-term vision for practical, scalable quantum computing. A copy of the press release is attached as Exhibit 99.3.

•The selection of Boca Raton, Florida as the location of the Company’s new corporate headquarters and a key U.S. research and development (“R&D”) facility, and that D-Wave plans to transition its headquarters from Palo Alto, California to Boca Raton, Florida before the end of 2026. By establishing a key development hub in Boca Raton, D-Wave expects to support the advancement of its annealing quantum system roadmap with core R&D, testing and support functions housed in the new facility. In addition, the move provides D-Wave with bicoastal presence for system redundancy in the case of disaster recovery. The new corporate headquarters will be located at the historic Boca Raton Innovation Center, which blends its rich technological heritage with modern infrastructure and a strong focus on community and innovation. The new location further expands D-Wave’s North American presence, which includes a gate-model-focused R&D center in New Haven, Connecticut, a Quantum Engineering Center of Excellence in Burnaby, British Columbia, and quantum computer systems located in Marina Del Rey, California and Huntsville, Alabama. A copy of the press release is attached as Exhibit 99.4.

The information in this Item 7.01 to this Current Report on Form 8-K, including Exhibits 99.1, 99.2, 99.3 and 99.4, is intended to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated January 27, 2026.

99.2	Press release, dated January 27, 2026.
99.3	Press release, dated January 27, 2026.
99.4	Press release, dated January 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2026	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer